UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 18, 2018

Date of Report (Date of earliest event reported)

Windtree Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(Address of principal executive offices)

(215) 488-9300

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 (e).     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2018, each of the Named Executive Officers of Windtree Therapeutics, Inc. (the “Company”), Craig Fraser, President and Chief Executive Officer, John Tattory, Senior Vice President and Chief Financial Officer and Steven G. Simonson, M.D., Senior Vice President and Chief Medical Officer, entered into an amendment (the “Amendment”) to his Restricted Stock Unit Award Agreement dated as of November 1, 2017 (“RSU Awards”). The RSU Awards were issued to each executive in lieu of the 2017 and 2018 Annual Bonuses (as defined in such executive’s employment agreement) for shares having a value equal to the combined total value of each such executive’s 2017 and 2018 target Annual Bonus and awarded in connection with the closing of a Securities Purchase Agreement between the Company and LPH Investments Limited (“LPH”), a wholly-owned subsidiary of Lee’s Pharmaceutical Holdings Limited (“Lee’s”). As issued, each award vested in two equal installments on March 15, 2018 and March 15, 2019. An earlier amendment deferred the vesting of the initial installment to August 1, 2018.

The Amendments change the vesting date of the initial installment of each such equity awards from August 1, 2018 to October 1, 2018.

The Amendments for each of Mr. Fraser, Mr. Tattory and Dr. Simonson are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, and 10.3, respectively, and incorporated herein by reference.

Item 8.01.     Other Events.

As previously announced in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 6, 2018 (“July 6, 2018 Form 8-K”), pursuant to the terms of a Secured Convertible Promissory Note (“Note”), Panacea Venture Management Company Ltd. (“Panacea”) agreed to lend the Company up to $1.5 million in two tranches. The initial payment of $1,000,000, was received on July 2, 2018.

On July 23, 2018, the Company received the second payment in the amount of $500,000. The proceeds are being used to support the Company’s AEROSURF® development activities and sustain its operations.

Also on July 23, 2018, the Company issued a press release announcing that it has successfully completed design verification of its new proprietary aerosol delivery system (ADS) for AEROSURF. The new ADS has been developed under a 2014 collaboration agreement with Battelle Memorial Institute. The Company expects to utilize the new ADS in its planned AEROSURF bridge clinical study, phase 3 clinical program and, if approved, early commercial activities. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The foregoing descriptions of the RSU Awards and the Panacea Note do not purport to be complete and are qualified in their entirety by reference to those agreements. The form of the RSU Awards was filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the Note was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 6, 2018. The agreements were filed to provide investors and the Company’s stockholders with information regarding the terms thereof and in accordance with applicable rules and regulations of the SEC. In connection with these agreements, each of the parties thereto may have made customary representations, warranties and covenants, which were made by the parties to and solely for the benefit of each other and any expressly intended third party beneficiaries in the context of all of the terms and conditions of the agreements and in the context of the specific relationship between the parties. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants. Furthermore, investors and stockholders should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or continuing intentions of the parties, since they were only made as of the date thereof. Information concerning the subject matter of such representations, warranties and covenants may change, which subsequent information may or may not be fully reflected in the Company’s reports or other filings with the SEC.

Item 9.01.          Financial Statements and Exhibits

(d)     Exhibits:

10.1     Amendment No. 2 to Restricted Stock Unit Award Agreement of Craig Fraser dated as of

July 18, 2018.

10.2     Amendment No. 2 to Restricted Stock Unit Award Agreement of John Tattory dated as of

July 18, 2018.

10.3     Amendment No. 2 to Restricted Stock Unit Award Agreement of

Steven G. Simonson, M.D. dated as of July 18, 2018.

99.1     Press Release dated July 23, 2018.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Windtree Therapeutics, Inc.

By:     /s/ Craig Fraser

Name:   Craig Fraser

Title:     President and Chief Executive Officer

Date:     July 24, 2018